UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2004

MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota	55437
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (952) 346-4700

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On February 26, 2004, MGI PHARMA, INC. (the “Company”) announced the pricing of its offering of senior subordinated convertible notes due 2024 for gross proceeds of approximately $225 million through an offering within the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The initial purchasers have been granted a 30-day option to purchase additional notes for gross proceeds of approximately $35 million. Subject to customary conditions, the closing of the offering is expected to occur on March 2, 2004.

The press release dated February 26, 2004 announcing the pricing of the transaction is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release, dated February 26, 2004, of MGI PHARMA, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

February 26, 2004	MGI PHARMA, INC.

	By:	/s/ William C. Brown
William C. Brown
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release, dated February 26, 2004, of MGI PHARMA, INC.